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                                                                   Exhibit 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in this Form S-8 to Registration Statement No. 333-_____ of our report dated February 14, 1996, on our audits of the consolidated financial statements of MFS Communications Company, Inc. as of December 31, 1995 and 1994 and for the three years in the period ended December 31, 1995, which report is included in WorldCom, Inc.'s Current Report on Form 8-K dated August 25, 1996 (as amended on Form 8-K/A filed on November 4, 1996).



Coopers & Lybrand L.L.P.
Omaha, Nebraska
June 26, 1997